Exhibit 3.1

As Amended 20th July, 2007

BYE-LAWS
OF
Flagstone Reinsurance Holdings Limited

TABLE OF CONTENTS

INTERPRETATION

1.    Definitions

SHARES

2.    Power to Issue Shares
3.    Power of the Company to Purchase its Shares
4.    Rights Attaching to Shares
5.    Calls on Shares
6.    Prohibition on Financial Assistance
7.    Forfeiture of Shares
8.    Share Certificates
9.    Fractional Shares

REGISTRATION OF SHARES

10.          Register of Members
11.          Registered Holder Absolute Owner
12.          Transfer of Registered Shares
               and the Warrant and restrictions on transfer
13.          Transmission of Registered Shares

ALTERATION OF SHARE CAPITAL

14.          Power to Alter Capital
15.          Variation of Rights Attaching to Shares

DIVIDENDS AND CAPITALISATION

16.          Dividends
17.          Power to Set Aside Profits
18.          Method of Payment
19.          Capitalisation

MEETINGS OF MEMBERS

20.          Annual General Meetings
21.          Special General Meetings
22.          Requisitioned General Meetings
23.          Notice

24.    Giving Notice
25.    Postponement of General Meeting
26.    Attendance at Meetings
27.    Quorum at General Meetings
28.    Chairman to Preside
29.    Voting on Resolutions
30.    Limitation on Voting Rights of Controlled Shares
30A.         Requirement to provide Information and Notice
31.    Certain Subsidiaries
32.    Power to Demand a Vote on a Poll
33.    Voting by Joint Holders of Shares
34.    Instrument of Proxy
35.    Representation of Corporate Member
36.    Adjournment of General Meeting
37.    Written Resolutions
38.    Directors Attendance at General Meetings

DIRECTORS AND OFFICERS

39.    Election of Directors
40.    Classification of Directors
41.    Term of Office of Directors
42.    Removal of Directors
43.    Vacancy in the Office of Director and appointment
         of alternate Directors
44.    Remuneration of Directors
45.    Defect in Appointment of Director
46.    Directors to Manage Business
47.    Powers of the Board of Directors
48.    Register of Directors and Officers
49.    Officers
50.    Appointment of Officers
51.    Duties of Officers
52.    Remuneration of Officers
53.    Conflicts of Interest
54.    Indemnification and Exculpation of Directors and
                 Officers

MEETINGS OF THE BOARD OF DIRECTORS

55.    Board Meetings
56.    Notice of Board Meetings
57.    Participation in Meetings by Telephone
58.    Quorum at Board Meetings
59.    Special Business
60.    Board to Continue in the Event of Vacancy
61.    Chairman to Preside
62.    Written Resolutions
63.    Validity of Prior Acts of the Board

CORPORATE RECORDS

64.    Minutes
65.    Place Where Corporate Records Kept
66.            Form and Use of Seal

ACCOUNTS

67.    Books of Account
68.    Financial Year End

AUDITS

69.    Annual Audit
70.    Appointment of Auditor
71.    Remuneration of Auditor
72.    Duties of Auditor
73.    Access to Records
74.    Financial Statements
75.    Distribution of Auditor’s Report
76.            Vacancy in the Office of Auditor

VOLUNTARY WINDING-UP AND DISSOLUTION

77.    Winding-Up

CHANGES TO CONSTITUTION

78.    Changes to Bye-laws
79.    Changes to the Memorandum of Association
80.    Discontinuance

Flagstone Reinsurance Holdings Limited

INTERPRETATION
1.	Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981 as amended from time to time;

Affiliate	means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person;

Auditor	includes an individual or partnership appointed as the independent registered public accounting firm of the Company in accordance with Bye-Law 70;

Board
the board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Book Value	the book value of the shares of the Company determined in accordance with GAAP as set forth in the Company’s most recent audited consolidated balance sheet;

Bye-laws	means the bye-laws of the Company as from time to time altered or amended;

Business Plan	means the business plan of Flagstone submitted to the Insurers’ Admission Committee on November 7, 2005;

Cause
shall be deemed to exist only if (i) the Director whose removal is proposed has been charged with or convicted of an indictable offence or a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for fraud or dishonesty in the performance of such Director’s duty to the Company or (ii) the Director whose removal is proposed suffers from any physical or mental disability that substantially impairs the ability of such Director to function in that capacity;

Code	means the United States Internal Revenue Code of 1986, as amended;

Flagstone Reinsurance Holdings Limited

Company	means the company named Flagstone Reinsurance Holdings Limited, incorporated in Bermuda on October 4, 2005 for which these Bye-laws are approved and confirmed;

Confidential Information	has the meaning attributed thereto in Bye-law 30A(2);

Common Share	means the common shares of the Company of US$ 0.01 par value per share;

Control
“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative to the foregoing;

Controlled Shares	in reference to any Person means all shares of the Company directly, indirectly or constructively owned by such Person within the meaning of Section 958 of the Code;

Designated Company	has the meaning attributed thereto in Bye-law 31.1;

Designated Company Director	means the person elected to the office of Designated Company Director in accordance with Bye-law 31;

Director	a director of the Company;

Equity Securities
means any shares of the share capital of the Company, any securities convertible into or exchangeable for shares of the share capital of the Company, and any options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such share capital, or securities convertible into or exchangeable for shares of such share capital;

Exchange Act	means the US Securities Exchange Act of 1934, as amended;

Fair Market Value
means, with respect to a repurchase of any shares of the Company in accordance with these Bye-laws (a) if such shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such shares on such exchange (or in such quotation system), or, if such shares are listed on (or quoted in) more than one exchange (or quotation system),  the average closing sale price of the shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if such shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotation for such shares in such market, in each case for the last five trading days immediately preceding the day on which notice of the repurchase of such shares is sent pursuant to these Bye-laws, or (b) (i) with respect to a repurchase, if no such closing sales or prices are available because such shares are not publicly traded, the value per Common Share as determined by an independent valuation and approved by the Board;

Flagstone Reinsurance Holdings Limited

Flagstone	means Flagstone Reinsurance Limited, a Bermuda exempted company licensed as a Class 4 reinsurer under the Insurance Act 1978 as amended from time to time and its related regulations;

GAAP	means United States generally accepted accounting principles, as in effect from time to time, applied on a consistent basis;

Haverford	means Haverford (Bermuda) Ltd., a Bermuda exempted company;

Initial Public Offering	means the initial public offering of the shares pursuant to a registration statement filed pursuant to the Securities Act (Registration No. 333-138182);

Member
the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

Memorandum of Association	means the memorandum of association of the Company as from time to time altered or amended;

9.9% U.S. Shareholder
of the Company means a U.S. Person that owns shares (within the meaning of Section 958(a) of the Code) and is considered a “United States shareholder” of the Company (as defined in Section 951(b) of the Code); provided, that for these purposes, “more than 9.9 percent” shall be substituted for “10 percent” wherever such term appears in Section 951(b) of the Code;

Flagstone Reinsurance Holdings Limited

Notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

Person	means an individual, company, corporation, limited liability company, firm, partnership, trust, estate, unincorporated association, other entity or body of Persons;

PSU Plan	means the Company’s performance share unit plan as from time to time altered or amended;

PSU Shares	means the common shares of the Company issuable pursuant to the PSU Plan;

RSU Plan	means the Company’s employee restricted share unit plan as from time to time altered or amended;

Register of Directors and Officers	the register of directors and officers referred to in these Bye-laws;

Register of Members	the register of Members referred to in these Bye-laws;

Removed Company Director	has the meaning attributed thereto at Bye-law 31.1;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Rule 144	means Rule 144 under the Securities Act, or any successor rule thereto;

Secretary
the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Securities Act
means the U.S. Securities Act of 1933, as amended, or any U.S. federal statute then in effect which has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement U.S. federal statute;

Flagstone Reinsurance Holdings Limited

Shareholders Agreement	means the agreement dated as of December 19, 2005 as amended from time to time by and among the Company and the Members listed therein;

share	means a share in the share capital of the Company and includes the Common Shares;

Subsidiary
means any entity of which a majority of the Voting Power (under ordinary circumstances) in electing the board of directors or equivalent body are, at the time as of which any determination is being made, owned by the Company, either directly or indirectly through Subsidiaries;

U.S. Person
means (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal tax purposes that is created in, or organised under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate that is subject to U.S. federal income tax on its income regardless of its source, (iv) any trust if (A)(1) a court within the United States is able to exercise primary supervision over the administration of the trust and (2) one or more US Persons have the authority to control all substantial decisions of the trust or (B) such trust validly elects to be treated as a U.S. Person or (v) any entity treated as one of the foregoing under any provision of the Code (e.g., a Bermuda insurance company that elects under Section 953(d) of the Code to be treated as a domestic corporation);

United States or U.S.	means the United States of America including the states thereof, its territories and possessions and the District of Columbia;

Voting Power	of any Person means the total number of votes which may be cast by the Members or shareholders of the total number of issued and outstanding shares of such Person carrying the right to vote; and

Flagstone Reinsurance Holdings Limited

Warrant	means the warrant dated as of December 19, 2005 to purchase Common Shares issued to Haverford, as amended from time to time.

1.2	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative; and

(e)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3
In these Bye-laws expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

1.5
The incorporation or application of provisions of the Shareholders Agreement in or to these Bye-laws shall terminate upon the termination of the Shareholders Agreement in accordance with its terms.  For this purpose, a certificate from the secretary and any director of the Company stating that the Shareholders Agreement has terminated shall be conclusive evidence of such termination.  Upon delivery of such certificate to the Company, a copy of such certificate shall be appended to these Bye-laws by the Secretary and included in every copy of these Bye-laws published by the Company and these Bye-laws shall thenceforth not include any provision of the Shareholders Agreement.

SHARES

2.	Power to Issue Shares

2.1
Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise.

Flagstone Reinsurance Holdings Limited

2.2
Subject to the provisions of the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.	Power of the Company to Purchase its Shares

3.1
Subject to these Bye-laws, the Company may purchase its own shares in accordance with the provisions of the Act on such terms as the Board shall think fit.  Subject to these Bye-laws, the Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Act.

3.2
Without limiting Bye-law 3.1, subject to Section 42A of the Act and the approval of the Bermuda Monetary Authority or other applicable governmental or regulatory body (such approval restriction being applicable to all this Bye-law 3.2), if the Board reasonably determines in good faith based on an opinion of counsel that share ownership, directly, indirectly or constructively, by any Member is likely to result in adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any of its subsidiaries or any of its Members, the Company will have the option, but not the obligation, to purchase the minimum number of shares which is necessary to avoid or cure such adverse consequences or treatment (but only to the extent the Board reasonably determines in good faith that such action would avoid or cure such adverse consequences or treatment) with immediately available funds in an amount equal to the Fair Market Value of such shares on the date the Company repurchases such shares (the “Purchase Price”), subject to the provisions of this Bye-law 3.2.

The Board shall notify such Member promptly that it has determined that the provisions of this Bye-law 3.2 may apply to such Member, and shall provide such Member with seventy-five (75) days (subject to any extension reasonably necessary to obtain regulatory approvals necessary in connection with any proposed sale by the Member, if being diligently pursued, but in any event not more than an additional ninety (90) days), prior to and in lieu of such repurchase, to remedy the circumstances pursuant to which the ownership of shares by such Member may result in adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any of its subsidiaries or any of its Members (including by such Member selling such shares to a third party, subject to Bye-law 12 and any other relevant provisions of these Bye-laws); provided, that, for the avoidance of doubt, this Bye-law 3.2 does not release such Member from any contractual restriction on transfer to which such Member is subject and, if applicable, to select an investment bank to determine the Fair Market Value of such shares.

Flagstone Reinsurance Holdings Limited

If a Member subject to application of this Bye-law 3 does not remedy the consequences or treatment described in the preceding two paragraphs within the period referred to above, the Company shall have the right, but not the obligation, to purchase such shares at the Fair Market Value thereof. If the Company shall determine not to purchase such shares at the Fair Market Value pursuant to this Bye-law 3, the Company shall notify each other Member thereof, and shall permit the other Members to purchase such shares at the Fair Market Value in its stead, pro rata, to the number of shares then held by each such Member, and then, to the extent that any Members shall fail to accept such offer, to the other Members who have elected to purchase their portion of such shares. After offering the shares to be repurchased to the other Members in accordance with the preceding sentence, the Company will also be entitled to assign its purchase right to a third party which may purchase such shares at the Fair Market Value. Each Member shall be bound by the determination by the Company to purchase or assign its right to purchase such Member’s shares and, if so required by the Company, shall sell the number of shares that the Company requires it to sell.

The Board will use all reasonable efforts to exercise this option equitably and, to the extent possible, equally among similarly situated Members (to the extent possible under the circumstances).

In the event that the Member(s) or the Company or its assignee(s) determine to purchase any such shares, the Company shall provide each Member concerned with written notice of such determination (a “Purchase Notice”) at least five (5) calendar days prior to such purchase or such shorter period as each such Member may authorise, specifying the date on which any such shares are to be purchased and the Purchase Price. The Company may revoke the Purchase Notice at any time before the Member(s), the Company or its assignee(s) pay for the shares. The Board may authorise any person to sign, on behalf of any Member who is the subject of a Purchase Notice, an instrument of transfer relating to any of such Member’s shares which the Company has an option to purchase. Payment of the Purchase Price by the Member(s), the Company or its assignee(s) shall be by wire transfer or certified check and made at a closing to be held no less than five (5) calendar days after receipt of the Purchase Notice by the selling Member.

4.	Rights Attaching to Shares

Subject to any resolution of the Members to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the share capital of the Company shall be divided into Common Shares the holders of which shall, subject to the provisions of these Bye-laws:

(a)	be generally entitled to one vote per share, (but the exercise of any voting right shall be subject to the provisions of Bye-law 30 hereof);

(b)	be entitled to such dividends as the Board may from time to time declare;

Flagstone Reinsurance Holdings Limited

(c)
in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a  reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

5.	Calls on Shares

5.1
The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment.  The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

5.3	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

6.	Prohibition on Financial Assistance

The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

7.	Forfeiture of Shares

7.1
If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call Flagstone Reinsurance Holdings Limited (the “Company”)

You have failed to pay the call of [amount of call] made on the [ ] day of [ ], 200[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [ ] day of [ ], 200[ ], the day appointed for payment of such call.  You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [ ]  day of [ ], 200[ ] at the registered office of the Company the share(s) will be liable to be forfeited.

Flagstone Reinsurance Holdings Limited

Dated this [ ] day of [ ], 200[ ]

[Signature of Secretary] By Order of the Board

7.2
If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.  Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Act.

7.3
A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

7.4
The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed.  Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.	Share Certificates

8.1
Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares.  The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

8.3
If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

Flagstone Reinsurance Holdings Limited

9.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

10.	Register of Members

10.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

10.2
The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.  The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.	Transfer of Registered Shares and Warrants and Restrictions on Transfer

12.1
Subject to the Act and to such of the restrictions contained in these Bye-laws as may be applicable, any Member may transfer all or any part of his shares or warrants by an instrument of transfer as specified herein.

12.2	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares
Flagstone Reinsurance Holdings Limited (the “Company”)

FOR VALUE RECEIVED………………..[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

DATED this [ ] day of [ ], 200[ ]

Flagstone Reinsurance Holdings Limited

Signed by: ________________________________	In the presence of: ________________________________
Transferor ________________________________	Witness ________________________________
Transferee	Witness

12.3
Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone.  The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

12.4
The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

12.5
The restrictions on transfer authorised or imposed by these Bye-laws shall not be imposed in any circumstances in any way that would interfere with the settlement of trades or transactions entered into through the facilities of a stock exchange or automatic quotation system on which the shares are listed or traded from time to time; provided, that the Company may decline to register transfers in accordance with these Bye-laws and resolutions of the Board after a settlement has taken place.

12.6
The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

12.7
The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share.  The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental or regulatory body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained shall have been obtained.  For the avoidance of doubt, the Directors may decline to register the transfer of a share if the Board has determined in good faith that such transfer would result in adverse tax or regulatory treatment to the Company and its subsidiaries or any of its shareholders.

12.8
The Board may decline to register the transfer of any shares or warrants if the Board reasonably determines in good faith that, based on an opinion of counsel, (i) in the case of a transfer other than (a) pursuant to an effective registration statement under the Securities Act, (b) after an Initial Public Offering of shares pursuant to such a registration statement, in a sale by a Member in accordance with Rule 144 or (c) in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which the shares are listed or traded from time to time, such transfer is likely to expose the Company, any subsidiary thereof, any Member or any subsidiary of the Company, any Member or Person ceding insurance to the Company or any subsidiary of the Company to adverse tax consequences or materially adverse legal or regulatory treatment in any jurisdiction or (ii) registration of such transfer under the Securities Act or under any blue sky or other U.S.  state securities laws or under the laws of any jurisdiction is required and such registration has not been duly effected; provided, however, that in this case (ii) the Board shall be entitled to request and rely on an opinion of counsel (such counsel to be reasonably satisfactory to the Board) to the transferor or the transferee (and the Company shall not be obliged to pay any expenses of such counsel), in form and substance reasonably satisfactory to the Board, that no such registration is required, and the Board shall be obliged to register such transfer upon the receipt of such an opinion.  A proposed transferee will be permitted to dispose of any shares or warrants purchased that violate these restrictions and as to which registration of the transfer is refused.  The transferor of such shares or warrants shall be deemed to own such shares or warrants for dividend, voting and reporting purposes until a transfer of such shares has been registered on the Register of Members or such warrants have been registered in the applicable register of warrants.

Flagstone Reinsurance Holdings Limited

12.9
Except in connection  with an effective registration statement, a sale in accordance with Rule 144 of the shares of the Company after an Initial Public Offering or in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which the shares are listed or traded from time to time, the Board may require any Member, or any Person proposing to acquire shares or warrants of the Company, to provide the information required by Bye-law 30A.  If any such Member or proposed acquiror does not provide such information, or if the Company has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Board may decline to register any transfer or to effect any issue or purchase of shares or warrants to which such request related.

12.10
If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

12.11
Any purported transfer (except by operation of law) of any shares in contravention of any of the restrictions on transfer contained in the Shareholders Agreement or these Bye-laws shall be void and of no effect.

13.	Transmission of Registered Shares

13.1
In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares.  Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons.  Subject to the provisions of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

Flagstone Reinsurance Holdings Limited

13.2
Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member
Flagstone Reinsurance Holdings Limited (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [ ] day of [ ], 200[ ]

Signed by: ________________________________	In the presence of: ________________________________
Transferor ________________________________	Witness ________________________________
Transferee	Witness

13.3
On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member.  Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

Flagstone Reinsurance Holdings Limited

13.4
Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

14.	Power to Alter Capital

14.1
The Company may, subject to these Bye-laws, increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

14.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

15.	Variation of Rights Attaching to Shares

Subject to Bye-law 59, if, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class.  The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

16.	Dividends

16.1
The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.  No unpaid dividend shall bear interest as against the Company.

Flagstone Reinsurance Holdings Limited

16.2	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

16.3	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

16.4
The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.  No unpaid distribution shall bear interest as against the Company.

17.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

18.	Method of Payment

18.1
Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

18.2
In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct.  If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

18.3	The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

19.	Capitalisation

19.1
The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

19.2
The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Flagstone Reinsurance Holdings Limited

MEETINGS OF MEMBERS

20.	Annual General Meetings

The annual general meeting of the Company shall be held in each year at such time and place as the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint. No annual general meeting shall take place in the United States.

21.           Special General Meetings

The Chairman or any two Directors or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary. No special general meeting shall take place in the United States.

22.	Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of the Act shall apply.

23.	Notice

23.1
At least ten days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

23.2
At least ten days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

23.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

23.4
A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

Flagstone Reinsurance Holdings Limited

23.5
The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.	Giving Notice

24.1
A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose.  For the purposes of this Bye-law, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

24.2
Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

24.3
Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail or such other method as the case may be.

25.	Postponement of General Meeting

The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting.  Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

26.	Attendance at Meetings

Members may participate in any general meeting solely by means of their physical attendance at the meeting, and participation by telephonic, electronic or other communication facilities shall not be permitted.

27.	Quorum at General Meetings

Flagstone Reinsurance Holdings Limited

27.1
At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business.

27.2
If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned.  If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

28.	Chairman to Preside

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman shall act as chairman at all meetings of the Members at which such person is present.  In their absence, the Deputy Chairman, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.	Voting on Resolutions

29.1
Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

29.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

29.3
At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

29.4
At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

29.5
At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

Flagstone Reinsurance Holdings Limited

30.	Limitation on Voting Rights of Controlled Shares

30.1
Each share shall entitle or limit the holder thereof to such voting rights attributable to that class (or series) of share, but the exercise of any voting right shall be subject to the provisions of Bye-laws 30.2 through 30.7 below.

30.2
If, as a result of giving effect to the provisions of Bye-law 30.1 or otherwise, the votes conferred by the Controlled Shares of any Person would otherwise cause such Person or any other Person to be treated as a 9.9% U.S. Shareholder (as defined in Section 951(b) of the Code), the votes conferred by the Controlled Shares of such U.S. Person are hereby reduced (and shall be automatically reduced in the future) by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled Shares of such Person shall not result in such Person or any other Person being treated as a 9.9% Shareholder with respect to the vote on the matter in question.

30.3
In determining the reduction in votes conferred by Controlled Shares pursuant to Bye-law 30.2, the reduction in the vote conferred by the Controlled Shares of any Person shall be effected proportionately among all the Controlled Shares of such Person; provided, however, that if a Member owns, or is treated as owning by the application of Section 958 of the Code, interests in another Member, the reduction in votes conferred by Controlled Shares of such Member (determined solely on the basis of shares held directly by such Member and shares attributed from such other Member) shall first be effected by reducing the votes conferred on the shares held directly by the Member. The reduction in the votes of the shares held by such Member effected by the foregoing proviso shall be conferred on the shares held by such Member (and not otherwise reduced by the operation of this Bye-law 30) to the extent that so doing does not cause any Person to be treated as a 9.9% U.S. Shareholder and any remaining reduction in votes shall then be conferred proportionately among the shares held by the other Members; provided, however, that no shares shall be conferred votes to the extent that so doing shall cause any Person to be treated as a 9.9% U.S. Shareholder.

30.4
In the event that the aggregate reductions required by Bye-laws 30.2 and 30.3 result in less than 100 percent of the voting power of the shares being entitled to be cast, the excess of 100 percent of the voting power over the votes entitled to be cast shall be conferred on the shares held by the Members, proportionately, based on the number of shares held by each Member; provided, however, that the shares of a Member shall not be conferred votes to the extent that any U.S. Person would be considered a 9.9% U.S. Shareholder. The maximum votes that shall be conferred pursuant to this paragraph of Bye-law 30 on a corporation organised under the laws of the United Kingdom shall be 24.9%.

30.5
Upon written notification by a Member to the Board, the number of votes conferred by the total number of shares held by such Member shall be reduced to that percentage of the total voting power of the Company, as so designated by such Member (subject to acceptance of such reduction by the Board in its sole discretion) so that (and to the extent that) such Member may meet any applicable insurance or other regulatory requirement (other than tax regulatory) or voting threshold or limitation that may be applicable to such Member or to evidence that such Person’s voting power is no greater than such threshold.

Flagstone Reinsurance Holdings Limited

30.6
Notwithstanding anything to the contrary in this Bye-law 30, the votes conferred by the Controlled Shares of any Person shall not exceed such amount as would result in any U.S. Person that owns shares of the Company (within the meaning of Section 958(a) of the Code) being treated as owning (within the meaning of Section 958 of the Code) more than 9.9% (or the lower percentage designated by a Member pursuant to Bye-law 30.5 hereof) of the aggregate voting power of the votes conferred by all the shares of the Company entitled to vote generally at any election of Directors.

30.7
The Board shall implement the foregoing in the manner set forth in this Bye-law. In addition to any other provision of this Bye-law 30, any shares shall not carry rights to vote or shall have reduced voting rights to the extent that the Board reasonably determines in good faith that it is necessary that such shares should not carry the right to vote or should have reduced voting rights in order to avoid adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any subsidiary of the Company or any Member or its affiliates; provided, however, that the Board will use reasonable efforts to exercise such discretion equally among similarly situated Members (to the extent possible under the circumstances).

30A.   Requirement to Provide Information and Notice

(1)      The Company shall have the authority to request from any holder of shares, and such holder of shares shall provide, (a) a statement setting forth that the holder is the direct beneficial owner as defined under Rule 13d-3 under the  Exchange Act of the shares or, if not, the identity of such direct beneficial owner (and, in the case of more than one beneficial owner, the shares owned by each such beneficial owner), the place of organisation of a direct beneficial owner that is other than a natural person and whether such direct beneficial owner has made an election to be treated as a U.S. Person for any purpose or whether such direct beneficial owner has elected to be treated as a Subchapter S corporation for U.S. federal income tax purposes, the citizenship and residency of any person who is a natural person and whether such Person can be treated as a U.S. resident for U.S. tax purposes, a statement regarding whether the spouse or minor children of any such beneficial owner are also acquiring shares, and the names of the great grandparents, grandparents, parents, siblings, and lineal descendants (if living) of any such beneficial owner, and a statement as to whether such direct beneficial owner holds the power to vote the shares held by such holder and, if not, the identity of the Person empowered to vote those shares, (b) a list setting out the name of every Person holding a direct interest in such beneficial owner, the percentage interest held by such Person therein (including, if applicable, the minimum and maximum percentage interest in the case of a direct beneficial owner the interests in which can vary), and whether such Person has a right to vote to determine the manner in which the direct beneficial owner is to vote the shares owned by such beneficial owner, (c) a list setting out the name of any Person having an option or other right to acquire an interest in any direct beneficial owner of shares and the percentage of interests in such beneficial owner subject  to such option or other right and (d) a list of any partnership or limited liability company in which the direct beneficial owner holds a direct interest and the percentage interest held therein (including, if applicable, the minimum and maximum percentage interest in the case of an interest in which can vary); provided, however, that for purposes of clause (b) of this Bye-law 30A(1), if the beneficial owner of the shares is a publicly traded company, such beneficial owner shall be required to provide information only with respect to a Person having a 5% or greater ownership interest in the “beneficial owner”. For the purposes of this Bye-law, a person shall be treated as a “beneficial owner” if such Person is so treated for U.S. federal income tax purposes (without giving effect to any attribution or constructive ownership rules).  In addition, the Company shall have the authority to request from any holder of shares, and such holder shall provide, to the extent that it is reasonably practicable for it to do so in such holder’s reasonable discretion, such additional information as the Company may reasonably request to determine the relationship of a holder with other holders.

Flagstone Reinsurance Holdings Limited

(2)     Any information provided by each Member to the Company pursuant to this Bye-law or other information provided pursuant to this Bye-law or for purposes of making the analysis required by Bye-laws 3, 12 or 30, shall be deemed “confidential information” (the “Confidential Information”) and shall be used by the Company solely for the purposes contemplated by those Bye-laws (except as may be required otherwise by applicable law or regulation).  The Company shall hold such Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives, except (i) to the Internal Revenue Service (the “Service”) if and to the extent the Confidential Information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations regarding the relevant Bye-laws, (iii) to officers and employees of the Company, as set forth in Bye-laws 30A(3) or (iv) as otherwise required by law or regulation.

(3)   The Company shall take all measures practicable to ensure the continued confidentiality of the Confidential Information and shall grant the Persons referred to in Bye-law 30A(2) (ii) above access to the Confidential Information only to the extent necessary to allow them to assist the Company in any analysis required by Bye-laws 3, 12 or 30, or to determine whether the Company would realise any income that would be included in the income of any Member (or any interest holder, whether direct or indirect, of any Member) by operation of Section 953 (c) of the Code.  Prior to granting access to the Confidential Information to such Persons or to any officer or employee as set out below, the Company shall inform them of its confidential nature and of the provisions of this Bye-law and shall require them to abide by all the provisions thereof.  The Company shall not disclose the Confidential Information to any Director (other than a Director that is also Chief Executive Officer, Chairman or Deputy Chairman, except as required  by law or regulation, upon request to the Company).  The Company shall be permitted to disclose the Confidential Information to an officer (who is not also a Director) of the Company or any of its subsidiaries, but only if such officer requires the Confidential Information to determine whether the Company would realise any income that would be included in the income of any Member by operation of section 953 (c) of the Code or to implement Bye-laws 3, 12 or 30.  For the avoidance of doubt, the Company shall be permitted to disclose to the Members and others the relative voting percentages of the Members after application of Bye-law 30.  At the written request of a Member, the Confidential Information of such Member shall be destroyed or returned to such Member after the later to occur of (i) such Member no longer being a Member or (ii) the expiration of the applicable statute of limitations with respect to any Confidential Information obtained for purposes of engaging in any tax-related analysis.

Flagstone Reinsurance Holdings Limited

(4)   The Company shall (i) notify a Member as soon as reasonably practicable of the existence, terms and circumstances surrounding any request made to the Company to disclose any Confidential Information provided by or with respect to such Member and, prior to such disclosure, shall permit such Member a reasonable period of time to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Bye-law, and (ii) if, in the absence of a protective order, such disclosure is required in the opinion of counsel to the Company, the Company shall make such disclosure without liability hereunder, provided that the Company shall furnish only that portion of the Confidential Information which is legally required, shall give such Member notice of the information to be disclosed as far in advance of its disclosure as practicable and, upon the request of such Member and at its expense, shall use best efforts to ensure that confidential treatment will be accorded to all such disclosed information.

(5)       If a Member fails to respond to a request for information from the Company pursuant to this Bye-law, or submits incomplete or inaccurate information in response to such a request, the Company may in its reasonable discretion determine that such Member’s shares shall carry no or reduced voting rights, as the case may be, until otherwise determined by the Company in its reasonable discretion.

(6)      The Board may rely exclusively on the analysis, deliberation, reports and other communications of those Persons specified in (i)-(iii) of Bye-law 30A(2) above with respect to the collection, disclosure or use of the Confidential Information, including, but not limited to, determining whether the Company would realise any income that would be included in the income of any Member (or any interest holder, whether direct or indirect) or implementing Bye-laws  3, 12 or 30.

31.	Certain Subsidiaries

31.1
With respect to any Subsidiary of the Company that is not a U.S. corporation and  that is not treated as a pass-through or disregarded entity for U.S. federal income tax purposes (together the “Designated Companies”), (i) the board of directors of each such Designated Company shall consist of the persons who have been elected by the Members of the Company by resolution in a general meeting as Designated Company Directors and (ii) the Members of the Company by resolution in a general meeting may designate the persons to be removed as directors of such Designated Company (the “Removed Company Directors”).

Flagstone Reinsurance Holdings Limited

31.2
Notwithstanding the general authority set out in Bye-law 47, the Board shall vote all shares owned by the Company in each Designated Company (i) to elect the Designated Company Directors as the directors of such Designated Company and to remove the Removed Company Directors as directors of such Designated Company, and (ii) to ensure that the constitutional documents of such Designated Company require such Designated Company Directors to be elected and such Removed Company Directors to be removed as provided in this Bye-law. The Board and the Company shall ensure that the constitutional documents of each such Designated Company shall effectuate or implement this Bye-law. The Company shall also enter into agreements with each such Designated Company and take such other actions as are necessary to effectuate or implement this Bye-law.

32.	Power to Demand a Vote on a Poll

32.1	At any general or special meeting of the Members, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)
any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)
any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

32.2
Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.  A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

32.3
A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place at such meeting as the chairman (or acting chairman) of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

Flagstone Reinsurance Holdings Limited

32.4
Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy.  At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

33.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

34.	Instrument of Proxy

34.1	An instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:

Proxy
Flagstone Reinsurance Holdings Limited (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on the [ ] day of [ ], 200[ ] and at any adjournment thereof.  (Any restrictions on voting to be inserted here.)

Signed this [ ] day of [ ], 200[ ]

Member(s)

34.2
The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by the appointor or by the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by a duly authorised officer or attorney.

Flagstone Reinsurance Holdings Limited

34.3	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

34.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

35.	Representation of Corporate Member

35.1
A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

35.2
Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

36.	Adjournment of General Meeting

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present, and shall if so directed, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

37.	Written Resolutions

37.1
Subject to the following, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

37.2
A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

Flagstone Reinsurance Holdings Limited

37.3
A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

37.4	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

37.5	This Bye-law shall not apply to:

(a)	a resolution passed to remove an auditor from office before the expiration of his term of office; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office.

37.6
For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

38.	Directors Attendance at General Meetings

The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

39.	Election of Directors

39.1
The Board shall consist of no less than ten (10) Directors or such number in excess thereof up to a maximum of twelve (12) Directors as the Board may from time to time determine, who shall be elected, except in a case of a vacancy, by the Members holding a plurality of the votes cast in person or by proxy for a resolution approving such Director, in accordance with and subject to the limitations in these Bye-Laws including but not limited to Bye-Law 30.  Except in the case of a casual vacancy, Directors shall be elected at the annual general meeting of the Members or at any special general meeting of the Members called for that purpose.

39.2	At any general meeting, the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

Flagstone Reinsurance Holdings Limited

39.3
The only persons who shall be eligible for appointment or election as a Director in accordance with Bye-law 39.1 at any meeting of the Company shall be persons for whom a written notice of nomination signed by Members holding in the aggregate not less than fifteen percent (15%) of the issued and outstanding paid up share capital of the Company eligible to vote at the meeting at that time has been delivered to the registered office of the Company for the attention of the Secretary not later than five days after notice or public disclosure of the date of such meeting is given or made available to Members.

40.	Classification of Directors

The Directors shall be divided into three (3) classes as nearly equal as possible (Class A, Class B and Class C).  The initial Class A Directors shall serve for a term expiring at the annual general meeting of Members to be held in 2009; the initial Class B directors shall serve for a term expiring at the annual general meeting of Members to be held in 2008 and the initial Class C Directors shall serve for a term expiring at the annual general meeting of Members to be held in 2007.

41.	Term of Office of Directors

At each annual general meeting of Members held after the classification and election referred to at Bye-law 40 above, Directors shall be elected or appointed for a full three-year term, as the case may be, to succeed those whose terms expire at such meeting. Each Director shall hold office for the term for which he is elected or until his successor is elected or appointed or until his office is otherwise vacated.

42.	Removal of Directors

42.1
Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove any Director, but only for Cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

42.2	If a Director is removed from the Board under the provisions of this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed.

43.	Vacancy in the Office of Director and appointment of alternate Directors

43.1	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

Flagstone Reinsurance Holdings Limited

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies; or

(d)	resigns his office by notice in writing to the Company.

43.2	The Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director.

43.3
No Director shall appoint an alternate Director, and notwithstanding any provisions of the Companies Act, no director may appoint another Director to represent him or vote on his behalf at any meeting of the Board of Directors or at any Committee meeting.

44.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day.  The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

45.	Defect in Appointment of Director

All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

46.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board.  In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

47.	Powers of the Board of Directors

47.1	Subject to any provision to the contrary in these Bye-laws, the Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

Flagstone Reinsurance Holdings Limited

(b)
exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)
appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)
appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)
by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney.  Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)
delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superceded by directions imposed by the Board;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

Flagstone Reinsurance Holdings Limited

(k)
authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

47.2	The Board shall constitute, appoint and maintain:

(a)	an Audit Committee;

(b)	a Compensation Committee;

(c)	a Governance Committee; and

(d)	such other committee(s) as may be required from time to time by law or regulation.

47.3	The Board may in its absolute discretion constitute, appoint and maintain and disband such other committees as it deems to be in the best interests of the Company.

48.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

49.	Officers

The Officers shall consist of a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

50.	Appointment of Officers

The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting, appoint a Chairman and Deputy Chairman who shall be Directors.  The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

51.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

52.	Remuneration of Officers

The Officers shall receive such remuneration as the Board or a committee thereof may determine.

53.	Conflicts of Interest

Flagstone Reinsurance Holdings Limited

53.1
Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director.  Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

53.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

53.3
Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

54.	Indemnification and Exculpation of Directors and Officers

54.1
The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company, any subsidiary thereof, and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons.  Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

54.2
The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him under the Act in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

Flagstone Reinsurance Holdings Limited

MEETINGS OF THE BOARD OF DIRECTORS

55.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.  A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

56.	Notice of Board Meetings

(1)
The Chairman, Deputy Chairman or any two (2) Directors may, and the Secretary on the requisition of the Chairman, Deputy Chairman or any two (2) Directors shall at any time summon a meeting of the Board by at least three (3) days notice to each Director, unless such director consents to shorter notice.  Attendance at a meeting of the Board shall constitute consent to short notice.

(2)
Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by registered mail, electronic mail, courier service, facsimile or other mode of representing words in a legible and non-transitory form at such Director’s last known address or any other address given by such Director to the Company for this purpose. If such notice is sent by electronic mail, next-day courier or facsimile, it shall be deemed to have been given the day following the sending thereof and, if by registered mail, five (5) days following the sending thereof.

57.	Participation in Meetings by Telephone

Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

58.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then in office, present in person or represented by a duly authorized representative appointed in accordance with the Act, provided that at least two Directors are present in person.

Flagstone Reinsurance Holdings Limited

59.	Special Business

59.1
In addition to any vote of the Members required by the Act or these Bye-laws, none of the actions listed below shall be taken by the Company without approval by the Board and the holders of a majority in interest of the affected classes of shares of the Company then in issue:

(a)	amending the voting rights of the Common Shares or of any other class of shares with such rights; or

(b)	amending the dividend rights of the Common Shares or of any other class of shares with such rights.

59.2
In addition to any vote of the Members required by the Act or these Bye-laws, none of the actions listed below shall be taken by the Company without the prior approval by at least seventy five percent (75%) of the Directors in office:

(a)	any amendment to the Bye-laws or alteration to the Memorandum of Association;

(b)	the consolidation, sub-division, conversion, reduction or cancellation of any share capital of the Company;

(c)
any merger, consolidation, amalgamation, continuation or similar transaction involving the Company, or any acquisition or disposition of a subsidiary greater then 10 percent (10%) of the Company’s Book Value;

(d)	except for the rights created under the PSU Plan or the RSU Plan, the creation of any option or right to subscribe or acquire, or convert any security into, any share capital of the Company;

(e)	any increase in the maximum number of PSU Shares which can be issued under the PSU Plan or any material amendment or modification of the PSU Plan, the RSU Plan or the Warrant;

(f)	any transaction or series of transactions with Haverford or its Affiliates in excess of US$10 Million in the aggregate, or any material modification or amendment of the terms thereof;

(g)	any resolution to voluntarily wind up or liquidate the Company.

60.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company; or (ii) preserving the assets of the Company.

Flagstone Reinsurance Holdings Limited

61.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the Chairman shall act as chairman at all meetings of the Board at which such person is present.  In their absence the Deputy Chairman, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by the Directors present at the meeting.

62.	Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

63.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

64.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

65.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

66.	Form and Use of Seal

66.1	The seal of the Company shall be in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

66.2
The seal of the Company shall not be affixed to any instrument except attested by the signature of (i) a Director and the Secretary; or (ii) any two Directors; or (iii) any person appointed by the Board for that purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

Flagstone Reinsurance Holdings Limited

ACCOUNTS

67.	Books of Account

67.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

67.2
Such records of account shall be kept at the registered office of the Company, or subject to the provisions of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

68.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

69.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

70.	Appointment of Auditor

70.1
Subject to the provisions of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.

70.2	Any Auditor appointed by the Members shall, prior to such appointment, have been nominated by the Audit Committee.

Flagstone Reinsurance Holdings Limited

70.3	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

71.	Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Audit Committee.

72.	Duties of Auditor

72.1
The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards.  The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

72.2
The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act.  If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

73.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

74.	Financial Statements

Subject to any rights to waive laying of accounts pursuant to the provisions of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

75.	Distribution of Auditor’s Report

The report of the Auditor shall be submitted to the Members in general meeting.

76.	Vacancy in the Office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

VOLUNTARY WINDING-UP AND DISSOLUTION

77.	Winding-Up

Flagstone Reinsurance Holdings Limited

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

78.	Changes to Bye-laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made save in accordance with the provisions of the Act and until the same has been approved in accordance with the provisions of Bye-law 59 hereof.

79.	Changes to the Memorandum of Association

No alteration or amendment to the Memorandum of Association shall be made save in accordance with the provisions of the Act and until same has been approved in accordance with the provisions of Bye-law 59 hereof.

80.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

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